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                                                                   EXHIBIT 10.47
                                CONSTRUCTION NOTE


$14,000,000.00                                                 Detroit, Michigan
                                                               December 22, 1998


                  FOR VALUE RECEIVED, the undersigned (hereinafter called "Maker") promises to pay to the order of NBD BANK, a Michigan banking corporation (hereinafter called "Payee"), the principal sum of Fourteen Million ($14,000,000.00) Dollars, together with interest on the unpaid balance from time to time outstanding while not in default at the Effective Rate unless Maker elects to have interest accrue at the Libor Rate in accordance with the terms of the Loan Agreement, and at the rate of four (4.0%) percent per annum over the Prime Rate during the period of any default, until paid, computed on the basis of the actual number of days elapsed over a three hundred sixty (360) day year.

                  Principal and interest shall be paid in United States legal tender, at the office of Payee at 611 Woodward Avenue, Detroit, Michigan 48226, or at such other place as the holder hereof directs in writing. Principal and interest shall be paid as follows:

                  1. Interest only shall be paid on the first day of February and on the first day of each and every month thereafter until June 1, 2000.

                  2. On June 22, 2000 ("Maturity Date") the entire principal balance due hereunder, plus accrued interest, shall be due and payable in full.


                  All installments, when received, shall be applied on interest then due and the balance, if any, on principal. In the event that any installment shall be overdue for a period in excess of ten (10) days, a late charge of four ($.04) cents for each One ($1.00) Dollar so overdue may be charged by the holder hereof for the purpose of defraying the expense incident to handling such delinquent payment, and such charge shall be in addition to and not in lieu of reasonable fees and charges of any agents or attorneys which the holder is entitled to employ in the event of any default hereunder.

                  This Note is issued pursuant to a Loan Agreement between Maker and Payee of even date. All capitalized terms shall have the meanings assigned in the Loan Agreement unless otherwise defined in this Note. This Note is secured by the Loan Documents which are made a part by reference.


                  If default be made in the payment of the whole or any part of the several installments of this Note when due, or if a default shall occur under any of the Loan Documents, then or at any time thereafter during the continuance of any such default and the expiration of the grace period for the curing of such default set forth in Article 24 of the Mortgage, if any, the entire principal of this Note remaining at the time unpaid, together with accrued interest thereon, shall, at the election of the holder hereof and without notice of such election and without demand or presentment, become immediately due and payable at the place of payment aforesaid, anything contained herein or in the Loan Documents to the contrary notwithstanding, and all costs and expenses of collection, including a reasonable attorney's fee, shall be added to and become part of the total indebtedness.

                  In the event of any such default, the failure of the holder hereof promptly to exercise any of its rights hereunder shall not constitute a waiver of such rights while such default continues, nor a waiver of such rights in connection with any future default on the part of the undersigned.

                  The Maker hereof, any endorsers and guarantors hereof and all other parties who may become liable for payment of all or any part of this Note, severally waive presentment for payment, protest and demand, and notice of protest, demand, dishonor and nonpayment, and hereby expressly consent to any number of renewals or extensions of the time of payment of this Note. Any such renewals or extensions may be made without notice to any of said parties and without affecting their liability, and said parties shall not be released from liability hereon by reason of any forbearance or extension of time granted to the undersigned or any subsequent owner or owners of the property mortgaged as security for this Note, with or without notice to or the consent of any of said parties.

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                  Maker acknowledges that the right to trial by jury is a
constitutional one, but that it may be waived. Maker, after consulting counsel of its choice (or having had the opportunity to consult with counsel), knowingly, voluntarily and without coercion, waives all rights to a trial by jury of all disputes between Maker and Payee.

                  This Note may be prepaid, in whole or in part, only in accordance with the terms of the Loan Agreement.

                  Notwithstanding any provision hereof, it is not intended by this Note to impose upon the Maker any obligation to pay interest in excess of the maximum rate of interest permitted by law, and any interest which so exceeds such maximum rate of interest shall automatically be applied in reduction of principal due on this Note to the extent of such excess.

                  This Note and the liability of all parties hereunder shall be governed by the laws of the State of Michigan, where this Note has been delivered for value.


                                  Signed:

                                  RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership

                                  By:  Ramco-Gershenson Properties Trust,
                                       a Maryland real estate investment trust
                                       Its:  General Partner



                                  By:       /s/ Joel Gershenson
                                     -------------------------------------------
                                       Joel Gershenson
                                        Its:  Chairman and Vice President

                                               "Maker"










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